FOR IMMEDIATE RELEASE	EXHIBIT 99.1

KEYSTONE PROPERTY TRUST ANNOUNCES COMPANY PRESENTATION AT THE NAREIT INSTITUTIONAL INVESTOR FORUM

     WEST CONSHOHOCKEN, PENNSYLVANIA —(BUSINESS WIRE)—June 3, 2003—Keystone Property Trust (NYSE: KTR) announced that the Company will be presenting at the NAREIT Institutional Investor Forum on Tuesday, June 3, 2003, at 11:15 AM Eastern Time. The NAREIT Forum will be at The Sheraton New York Hotel and Towers.

This presentation is being webcast by CCBN and can be accessed at KTR’s web site at www.keystoneproperty.com.

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 120 properties, including properties under development, aggregating approximately 27 million square feet in the eastern half of the United States. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com.

Contact Information:
Investor Relations Contact
Aleathia M. Hoster, (212) 527-9900
ahoster@keystoneproperty.com

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